SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2000

THE GEON COMPANY
(Exact name of registrant as specified in charter)

Delaware	1-11804	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geon Center, Avon Lake, Ohio	44012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 440-930-1001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

The Geon Company (NYSE: GON) announced financial results for the second quarter of 2000, showing that net earnings increased 35 percent compared with second-quarter 1999 and 30 percent compared with first-quarter 2000, before special items.

Item 7(c). Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press Release of July 26, 2000 announcing financial results for the second quarter of 2000.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEON COMPANY

By \s\ Gregory L. Rutman

Secretary

Dated July 26, 2000